Item 24, Exhibit (b)(13)(i)

            SCHEDULE OF COMPUTATION FOR PERFORMANCE QUOTATIONS

                              One-Year Period


          Initial        Enrollment          Net
          Payment   -    Fee            =    Purchase
                                             Payments

          $1,000         $0                  $1,000

_______________________________________________________________________

Number of      Unit Value     Gross       Annual            Ending
Units      x      at       =  Surrender - Administration =  Redemption
Purchased      12/31/95       Value       Charge            Value

11.548         $116.231       $1,342       $0               $1,342


TOTAL RETURN FORMULA:

     P (1 = T) to the power of n = ERV

     $1,000.00 (1 + 34.22%) to the power of 1 = 1,342


     Where: P  =    a hypothetical initial payment (of $1,000) invested
                    on 6/30/94.
            T  =    average annual total return assuming reinvestment
                    of dividends and capital gains distributions.
            n  =    A number of years
          ERV  =    ending redeemable value



                       Item 24, Exhibit (b)(13)(ii)

            SCHEDULE OF COMPUTATION FOR PERFORMANCE QUOTATIONS

                             Five-Year Period


          Initial        Enrollment          Net
          Payment    -   Fee            =    Purchase
                                             Payment

          $1,000         $0                  $1,000

______________________________________________________________________

Number         Unit Value   Gross         Annual            Ending
of Units   x   at end of  = Surrender  -  Administration  = Redemption
Owned          each year    Value         Charge            Value
18.785         $ 65.668     $1,234        $0                $1,234
18.785           75.010      1,409         0                 1,409
18.785           85.055      1,598         0                 1,598
18.785           86.596      1,627         0                 1,627
18.785          116.231      2,183         0                 2,183

TOTAL RETURN FORMULA:

     P (1 = T) to the power of n = ERV


     $1,000.00 (1 + 16.90%) to the power of 5 = 2,183


     Where: P  =    a hypothetical initial payment (of $1,000) invested
                    on 12/31/90.
            T  =    average annual total return assuming reinvestment
                    of dividends and capital gains distributions.
            n  =    A number of years
          ERV  =    ending redeemable value



                       Item 24, Exhibit (b)(13)(iii)

            SCHEDULE OF COMPUTATION FOR PERFORMANCE QUOTATIONS

                              Ten-Year Period

          Initial        Enrollment             Net Purchase
          Payment   -    Fee            =       Payment

          $1,000         $15                    $985

_______________________________________________________________________

Number         Unit Value     Gross       Annual           Ending
of Units   x   at end    =    Surrender - Administration = Redemption
Owned          of each year   Value       Charge*          Value
33.567         $ 35.483       $1,191       $10             $1,181
33.284           34.625        1,153        10              1,143
33.011           44.032        1,453        10              1,443
32.772           56.416        1,849         0              1,849
32.772           53.234        1,744         0              1,744
32.772           65.668        2,152         0              2,152
32.772           75.010        2,458         0              2,458
32.772           85.055        2,787         0              2,787
32.772           86.596        2,838         0              2,838
32.772          116.231        3,809         0              3,809


TOTAL RETURN FORMULA:


     P (1 = T) to the power of n = ERV


     $1,000.00 (1 + 14.31%) to the power of 10 = 3,809


     Where: P  =    a hypothetical initial payment (of $1,000) invested
                    on 12/31/85.
            T  =    average annual total return assuming reinvestment
                    of dividends and capital gains distributions.
            n  =    A number of years
          ERV  =    ending redeemable value


*   Represents an annual administration charge of $10.

     For purposes of this example, the annual administration charge is computed by reference to the actual aggregate annual administration charges as a percentage of total assets held under the Contracts. The administration charge was eliminated on January 1, 1989.